Exhibit 10.11

                                      ASSET

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                        DARK HORSE OPERATING CO., L.L.C.,
                                   as Seller,

                                       and

                              TOPAZ RESOURCES, INC.
                                    as Buyer

                                 April 12, 2011

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                                Table Of Contents

                                                                            Page
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ARTICLE I. DEFINITIONS AND INTERPRETATION ..................................   2
   1.1  Defined Terms ......................................................   2
   1.2  References .........................................................   2
   1.3  Articles and Sections ..............................................   2
   1.4  Number and Gender ..................................................   2

ARTICLE II. PURCHASE AND SALE ..............................................   3
   2.1  Purchase and Sale ..................................................   3
   2.2  Closing ............................................................   3

ARTICLE III. Consideration; Assumption of Liabilities                          3
   3.1  Considerations .....................................................   3
   3.2  Cash Consideration Payment .........................................   4
   3.3  Delivery and Facilitation of Stock Consideration ...................   4
   3.4  Cancellation of Notes; Assumption of Well Expenses .................   5
   3.5  Assumption of Obligations ..........................................   5
   3.6  Retained Liabilities ...............................................   6
   3.7  Possession; Risk of Loss ...........................................   6
   3.8  Allocation of Considerations .......................................   7

ARTICLE IV. REPRESENTATIONS AND WARRANTIES .................................   7
   4.1  Representations and Warranties of DHOPCO ...........................   7
   4.2  Representations and Warranties of Buyer ............................   9
   4.3  Disclaimers ........................................................  10

ARTICLE V. ACCESS; DUE DILIGENCE ...........................................  10
   5.1  Access to Records; Title Due Diligence and Curative ................  10
   5.2  Operational and Environmental Assessment ...........................  11
   5.3  Environmental Conditions ...........................................  11
   5.4  Matters Relating to Title ..........................................  12

ARTICLE VI. OTHER MATTERS PRIOR TO AND FOLLOWING CLOSING ...................  12
   6.1  Additional Leases ..................................................  12
   6.2  Publicity ..........................................................  12
   6.3  Maintenance of Existence ...........................................  12
   6.4  Mutual Assurances ..................................................  13
   6.5  Publicity ..........................................................  13
   6.5  Notification of Certain Matters ....................................  13
   6.6  Designation as Operator ............................................  13
   6.7  Financial Matters ..................................................  13

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ARTICLE VII. CLOSING .......................................................  14
   7.1  Closing ............................................................  14
   7.2  Preliminary Settlement Statement ...................................  14
   7.3  Actions at Closing .................................................  14

ARTICLE VIII. SURVIVAL; INDEMNIFICATION ....................................  15
   8.1  Survival ...........................................................  15
   8.2  Indemnity as Sole Remedy ...........................................  15
   8.3  Indemnities of Buyer ...............................................  15
   8.4  Indemnities of Seller ..............................................  15
   8.5  Limitations on Indemnities .........................................  16
   8.6  Assertion of Claims; Notices; Defense; Settlement ..................  16
   8.7  Limitation on Damages ..............................................  17

ARTICLE IX. MISCELLANEOUS ..................................................  17
   9.1  Exhibits ...........................................................  17
   9.2  Expenses ...........................................................  18
   9.3  Proration of Taxes .................................................  18
   9.4  Assignment .........................................................  18
   9.5  Notices ............................................................  18
   9.6  Amendment ..........................................................  19
   9.7  Waiver; Rights Cumulative ..........................................  19
   9.8  GOVERNING LAW; CONSENT TO JURISDICTION .............................  19
   9.9  Severability .......................................................  20
   9.10 Arbitration ........................................................  20
   9.11 Counterparts .......................................................  21

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SCHEDULES

Schedule 1.1   -    Defined Terms

EXHIBITS
Exhibit A      -    Description of Lease and Well
Exhibit B      -    Form of Assignment, Bill of Sale and Conveyance

Exhibit C      -    Closing Note form
Exhibit D      -    Subscription, Issuance Resolution; Authorization Letter

Exhibit E      -    To-be-Cancelled Promissory Notes (description/listing)


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                        ASSET PURCHASE AND SALE AGREEMENT

     This ASSET PURCHASE AND SALE AGREEMENT (hereinafter the "Agreement") is entered into by and between DARK HORSE OPERATING CO., L.L.C., a Texas limited liability company whose address is P.O. Box 2184, Denton, Texas 76202-2184 (hereinafter referred to as "DHOPCO" or "SELLER"), party of the first part, and TOPAZ RESOURCES, INC., a Florida corporation whose address is 1012 N. Masch Branch Road, Denton, Texas 76207-3640 (hereinafter referred to as "TOPAZ" or "BUYER").

                                    RECITALS

     WHEREAS, DHOPCO is the owner and holder of (and the lessee under the terms of) that certain written Oil, Gas and Mineral Lease (the "Lease"), dated July 15, 2005, with Browning Children's Management Trust, Wells Fargo Bank, N.A., Trustee, as lessor (herein the "Trust"), a memorandum of which is recorded in Volume 355, Page 507, Real Records of Montague County, Texas, covering all of the Trust's right, title and interest in and to that certain 1,187.75 acres of land, more or less, situated in Montague County, Texas, consisting of five (5) non-communitized tracts and as more completely described in said Lease, with the terms and conditions of said Lease being incorporated herein by this reference as if set forth verbatim (as supplemented by that certain letter agreement, dated July 15, 2005, as executed by both DHOPCO and Trust); and

     WHEREAS, DHOPCO and Trust have executed and entered into that certain written First Ratification and Amendment of Oil, Gas and Mineral Lease, dated/effective July 15, 2005 (the "First Amendment"), a written notice of which, entitled "Notice of First Ratification and Amendment of Oil, Gas and Mineral Lease", is recorded in Volume 453, Page 783, Real Records of Montague County, Texas (the "Notice"), wherein said First Amendment the parties (among other things) extended the primary term of the Lease and modified/added certain terms, as more expressly set forth therein; and

     WHEREAS, DHOPCO and Trust have executed and entered into that certain written Correction of First Ratification and Amendment of Oil, Gas and Mineral Lease, also dated/effective July 15, 2005 (the "Correction of First Amendment"), a written notice of which, entitled "Correction of Notice of First Ratification and Amendment of Oil, Gas and Mineral Lease" is recorded in Volume 475, Page 473, Real Records of Montague County, Texas (the "Corrected Notice"), wherein the parties thereto modified and corrected the First Amendment and the Lease, as more expressly set forth therein; and

     WHEREAS, DHOPCO has, at its own expense, heretofore commenced and concluded the actual drilling (to a depth sufficient to test and produce the Barnett Shale formation), casing and logging of that certain vertical well known as the Browning #1 Well, API #42-337-34192, Permit #677196, located on Tract One described in and covered by the Lease, with the working interest in said Browning #1 Well (and Tract One of the Lease) having been heretofore conveyed of record to a third party; and
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     WHEREAS,   DHOPCO,  as  a  prelude  to  the  closing  of  the  transactions contemplated by this Agreement, using partial funding from TOPAZ supplied in the form of borrowed monies (and promissory notes therefore) has drilled, cased and logged that certain Browning #2 vertical Barnett Shale well (API #42-337-34339) on Tract Three of the lands covered by the Lease, and has otherwise acted to maintain the said Lease by virtue of continuous development; and

     WHEREAS, TOPAZ is desirous of purchasing and acquiring from DHOPCO and DHOPCO is desirous of selling and assigning unto TOPAZ all of its right, title and interest in and to the Lease and the subject Browning #2 Well (as defined below), pursuant to the terms and conditions of this Agreement and in exchange for and of certain cash and stock considerations cited herein (and as originally contemplated by that certain written TOPAZ memorandum to DHOPCO, dated October 23, 2010, with this Agreement serving to formalize the transaction manifested in said October 23, 2010 memorandum);

     NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, DHOPCO and TOPAZ agree as follows:

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

     1.1 DEFINED TERMS. In addition to the terms defined in the introductory paragraph and the Recitals of this Agreement, for purposes hereof, the capitalized expressions and terms set forth in Schedule 1.1 shall have the meanings set forth therein, unless expressly indicated otherwise. Other terms may be defined elsewhere in this Agreement and shall, for purposes hereof, have the meanings so specified, unless expressly indicated otherwise.

     1.2 REFERENCES. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereto," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement. References in this Agreement to articles, sections, exhibits, or schedules are to such articles, sections, exhibits, or schedules of this Agreement unless otherwise specified. In the event this Agreement makes reference to paragraphs or references within other documents or agreements, such references shall have the same or similar meaning and effect.

     1.3 ARTICLES AND SECTIONS. This Agreement, for convenience only, has been divided into articles and sections. The rights and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles and sections.

     1.4 NUMBER AND GENDER. Whenever the context requires, reference herein made to a single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be

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construed to include the masculine, feminine, and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as applicable, unless otherwise indicated.

                                   ARTICLE II.
                                PURCHASE AND SALE

     2.1 PURCHASE AND SALE. Subject to the terms hereof, DHOPCO agrees to sell and convey to TOPAZ, and TOPAZ agrees to purchase from DHOPCO and pay for, the following properties and assets (collectively, the "Assets"):

         (a) All of DHOPCO's right, title and interest in and to the oil, gas and mineral lease described in the recitals hereto and more particularly on Exhibit A and the leasehold estate(s) created thereby (whether one or more, the "Lease");

          (b) All of DHOPCO's right, title and interest in and to the oil and/or gas well also described more particularly on Exhibit A and all oil, gas and other hydrocarbons produced, saved, and marketed from such oil and/or gas well (the foregoing interests in and to the Lease and the referenced well and production therefrom being referred to collectively as the "Assets");

          (c) All of DHOPCO's right, title, and interest in and to all surface and subsurface equipment and facilities, water and oil and gas pipelines (if any), transportation equipment, rights-of-way, surface leases, structures, and other property, real or personal, located on or provided in the field in connection with the operation of the Assigned Property; and

          (d) All of DHOPCO's right, title, and interest in and to all easements, permits, licenses, servitudes, and rights whatsoever that are useful or appropriate for the development, gathering, treatment, dehydration, processing, storage, sale, and transportation of oil, gas, and other hydrocarbons in, under, and that may be produced from the Assets.

     2.2 CLOSING. The Closing of the transaction(s) contemplated by this Agreement shall take place on or before April 14, 2011. At such Closing, in addition to the delivery of the consideration(s) provided in Article III below, DHOPCO shall execute and deliver unto TOPAZ that certain written Assignment, Bill of Sale and Conveyance of Oil, Gas and Mineral Lease(s) (the "Assignment"), in a form or format similar to the attached Exhibit B, which is incorporated herein by this reference.

                                  ARTICLE III.
                    CONSIDERATION; ASSUMPTION OF LIABILITIES

     3.1 CONSIDERATIONS. In addition to the reconciliation of certain prior intra-party money advances for Well and Lease-related matters (see Section 3.4 below), consideration for the Assets hereunder shall be in the form of cash and TOPAZ common stock, as more completely set forth herein. The total cash consideration shall be delivered by TOPAZ at Closing for DHOPCO's Assets in the

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amount  of  TWO  HUNDRED   SEVENTY  FIVE   THOUSAND  AND  NO/100  U.S.   DOLLARS
($275,000.00) (the "CASH CONSIDERATION"). The stock consideration shall be delivered by TOPAZ for DHOPCO's interests in the Assets in the amount of THREE MILLION (3,000,000) shares (par value $0.001) of common stock of TOPAZ, a publicly-traded Florida corporation organized under the laws of the State of
Florida   (OTCBB:   TOPZ),   deliverable   as  set  forth   below  (the   "STOCK
CONSIDERATION").

     3.2 CASH CONSIDERATION PAYMENT. The aggregate Cash Consideration is due and payable from TOPAZ to DHOPCO following the Closing "on demand" from DHOPCO, pursuant to that certain written Demand Promissory Note (the "Closing Note"), in the principal amount of the Cash Consideration, to be executed at Closing as part and parcel to the execution of this Agreement. A true and correct copy of the Closing Note is attached hereto as Exhibit C, which is incorporated herein by this reference.

     3.3 DELIVERY AND FACILITATION OF STOCK CONSIDERATION. The Stock Consideration shall be deliverable and payable to DHOPCO at Closing as follows:
TOPAZ warrants and represents to DHOPCO that TOPAZ has arranged for the delivery to DHOPCO's credit at Closing of a written subscription agreement (the "SUBSCRIPTION") for the Stock Consideration, which DHOPCO and TOPAZ will execute in duplicate, original format at Closing, accompanied by a written resolution of TOPAZ's board of directors (the "ISSUANCE RESOLUTION") approving the issuance of the subject TOPAZ shares and, in addition, an authorization letter (the "AUTHORIZATION LETTER"), executed by a properly authorized TOPAZ officer, instructing TOPAZ's stock registration agent (the "AGENT") to immediately issue and deliver the Stock Consideration shares in DHOPCO's name. True and correct copies of the forms of the Subscription, Issuance Resolution, and Authorization Letter are attached hereto as Exhibit D and made a part hereof. DHOPCO's ultimate receipt of the certificate for the Stock Consideration shares following the Closing shall be requisite for the title to DHOPCO's ownership or interest(s) in the Assets to vest with TOPAZ hereunder. The Parties agree to communicate and cooperate to the extent possible to (a) facilitate the certificate's delivery as soon as practicable after Closing, and (b) afford all Parties notice of DHOPCO's physical receipt of such certificate. DHOPCO understands that the subject Stock Consideration shares are not registered under the Securities Exchange Act of 1933, as amended (the "ACT"), on the grounds that the issuance of securities in relation to this Agreement is exempt from registration under the Act. DHOPCO further understands that the shares comprising the Stock Consideration may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that said shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met or established. When issued by the Agent in the name of "Dark Horse Operating Co., L.L.C." in accordance with this Agreement, the said shares shall be validly issued, as fully paid and nonassessable and shall be free and clear of all liens imposed by or through TOPAZ or the Agent; and neither the issuance nor the delivery of the said Stock Consideration shares is subject to any preemptive or any similar right of any stockholder of TOPAZ or of any other Person.

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     3.4 CANCELLATION OF NOTES;  ASSUMPTION OF WELL EXPENSES.  Further,  any and
all advances, payments and other transfers from TOPAZ to DHOPCO, manifested in the form of checks from TOPAZ to DHOPCO and/or written promissory notes from DHOPCO to TOPAZ (representing advance payment of Well or Lease-related expenses from TOPAZ), shall be deemed cancelled and otherwise satisfied in full. Such notes and advances are inclusive of, but not limited to, the promissory notes cited in the attached Exhibit E, which is incorporated herein by this reference. The above-described note cancellation(s) is not intended as an income event for DHOPCO as the underlying expenditures and use of funds has been intended for TOPAZ's benefit for the Well and Lease acquired herein. TOPAZ, if not already, further agrees to indemnify and hold DHOPCO harmless from and against (and otherwise pay) any previously-incurred or pre-Closing expenses and expenditures (unpaid to date) and third party invoicing for field services on the Well and/or padsite thereof and for legal fees incurred in the evaluation of title to the Lease (all totaling $21,233.90 as of the Effective Time).. It is the intent of this Agreement (among other things) for TOPAZ to release DHOPCO from any and all claims and indebtedness relating to the Well and Lease and TOPAZ, by its execution hereof, does hereby release and discharge DHOPCO from all such claims and indebtedness, except as otherwise expressly stated herein (if any and at all).

     3.5 ASSUMPTION OF OBLIGATIONS. Subject to the terms of this Agreement and upon Closing, TOPAZ assumes and agrees to pay, perform and/or discharge the following duties, obligations, and Liabilities (collectively, the "Assumed Liabilities") with respect to the Assets conveyed by DHOPCO to TOPAZ at such Closing, effective as of the Effective Time, as set forth below:

          (a) the performance of the terms, conditions, and covenants of, and the discharge of the share attributable to the interests of DHOPCO to be transferred of the duties, obligations, and liabilities (other than obligations or liabilities for the payment of money) arising under the terms of the Lease, the Permits and the Contracts conveyed by DHOPCO to TOPAZ at such Closing for the period from and after the Effective Time;

          (b) all obligations of DHOPCO regarding the plugging and abandonment of all Well conveyed by DHOPCO to TOPAZ at such Closing and the performance of all related salvage, site clearance, and surface restoration operations in accordance with applicable Law and the terms of the relevant Lease;

          (c) ALL ENVIRONMENTAL LIABILITIES;

          (d) ALL OTHER CLAIMS AND LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO THE LEASES, THE WELL AND PERSONAL PROPERTY (IF
ANY) CONVEYED BY DHOPCO TO TOPAZ AT SUCH CLOSING AND ALLOCABLE TO THE INTERESTS THEREIN BEING TRANSFERRED, REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF DHOPCO

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OR ITS AFFILIATES,  EMPLOYEES,  AGENTS, OR  REPRESENTATIVES,  TO THE EXTENT THAT
SUCH CLAIM OR LIABILITY, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO, ARISES, OCCURS, OR EXISTS BEFORE, AT OR AFTER THE APPLICABLE EFFECTIVE TIME;

          (e) all Claims and Liabilities relating to the payment of taxes (including interest, penalties, and additions to tax) for which TOPAZ has agreed to be responsible under the terms hereof;

          (f) the responsibility for compliance with applicable Laws relating to the Assets conveyed by Seller to Buyer at such Closing, and the maintenance and, when necessary, procurement of Permits required by any Governmental Authority in connection with such Assets, in each case for the period from and after the applicable Effective Time; and

          (g) all other duties, obligations, Liabilities, and Claims, whether in contract, in tort, or arising by operation of Law, accruing or resulting from, arising out of, or otherwise associated with the Assets conveyed by DHOPCO to TOPAZ at such Closing for the period from and after the applicable Effective Time.

     3.6 RETAINED LIABILITIES. Subject to the terms of this Agreement, as between DHOPCO and TOPAZ, TOPAZ hereby expressly receives and agrees to pay, perform, and discharge all duties, obligations, and Liabilities with respect to the Assets conveyed by DHOPCO to TOPAZ at Closing, it being the express intent of the parties that commensurate with the divestiture and sale hereunder, DHOPCO
(a) shall retain no liabilities whatsoever arising out of or relating or pertaining to the Assets, and (b) is hereby indemnified by TOPAZ from any and all claims and Liabilities, costs and expenses and demands arising out of or relating or pertaining to the said Assets, whether in contract, in tort, or arising by operation of Law, against or suffered by DHOPCO that relate in any way to, the Assets conveyed by DHOPCO to TOPAZ at Closing, INCLUDING, WITHOUT LIMITATION, INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY AFFECTING OR RELATING TO SUCH ASSETS, REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF DHOPCO OR TOPAZ OR ITS/THEIR AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, to extent that any such Claim or Liability, or the acts, omissions, events, or conditions giving rise thereto, arose, occurred, or existed prior to the applicable Effective Time, regardless of whether such Claim or Liability has been asserted as of the applicable Effective Time.

     3.7 POSSESSION; RISK OF LOSS. As of the Effective Time, DHOPCO shall deliver to TOPAZ exclusive possession and control of the Assets conveyed by DHOPCO to TOPAZ at Closing (although DHOPCO shall remain the operator of the Well following such Closing, for the benefit of TOPAZ). DHOPCO agrees to cooperate with TOPAZ to facilitate the transition of the ownership and (if applicable) operation of such Assets to TOPAZ. As between DHOPCO and TOPAZ, and

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subject to the terms of Sections  2.6 and 2.7,  TOPAZ shall  assume and bear all risk of loss associated with the Assets conveyed by DHOPCO to TOPAZ at Closing prior to the applicable Possession Time, and TOPAZ shall assume and bear all risk of loss associated with such Assets from and after the applicable Possession Time.

     3.8 ALLOCATION OF CONSIDERATION. TOPAZ and DHOPCO shall use commercially reasonable efforts to agree, if not already and within thirty (30) days from or after the Closing, upon an allocation of the Consideration among the Assets for financial accounting and tax purposes in accordance with Section 1060 of the Code. TOPAZ and DHOPCO shall each file a Form 8594 (Asset Acquisition Statement Under Section 1060) on a timely basis, reporting the allocation of the Consideration consistent with such allocation. TOPAZ and DHOPCO shall not take any position on their respective income tax returns that is inconsistent with the allocation of the Consideration as so agreed. If TOPAZ and DHOPCO are unable to agree on the allocation of the Consideration provided for in this Section 3.8 by the agreed timetable or date, either TOPAZ or DHOPCO may initiate arbitration of such dispute pursuant to the terms of Section 11.10.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF DHOPCO. DHOPCO represents and warrants to TOPAZ as follows:

          (a) DHOPCO is a limited liability company, duly organized and validly existing under the Laws of the State of Texas. DHOPCO has all requisite power and authority to own and operate its property (including, without limitation, the Assets) and to carry on its business as now conducted.

          (b) As an entity, DHOPCO has full capacity, power, and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery, and performance by DHOPCO of this Agreement has been duly and validly authorized and approved by all necessary action on the part of DHOPCO, and this Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of DHOPCO and enforceable against DHOPCO in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) The execution, delivery, and performance by DHOPCO of this Agreement and the consummation of the transactions contemplated herein will not
(i) conflict with or result in a breach of any provisions of the organizational documents of DHOPCO, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any Lease, Contract, Real Property Interest, Permit, note, bond, mortgage, indenture, license, or other agreement, document, or instrument to which DHOPCO is a party or by which DHOPCO or any of the Assets or Retained Interests may be bound (except as known to TOPAZ), or (iii) violate any order,

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writ, injunction,  judgment, decree, or Law applicable to DHOPCO, the Assets, or the Retained Interests.

          (d) Except as otherwise known by or disclosed previously to TOPAZ, there is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to DHOPCO's Knowledge, threatened against DHOPCO or the Assets, or to which DHOPCO is a party, that reasonably may be expected to (i) challenge DHOPCO's title to any of the Assets,
(ii) subject the owner or operator of the Assets to liability in favor of any Governmental Authority or other Person as the result of the alleged violation of, or non-compliance with, any Environmental Law by DHOPCO or any other Affiliate of DHOPCO with respect to the Assets or require the owner or operator of the Assets to remediate, remove, or respond to an Environmental Condition, or a threatened Environmental Condition, on or affecting the Assets, or (iii) otherwise adversely affect the Assets in any material respect or the ability of DHOPCO to consummate the transactions contemplated in this Agreement (except as may have been previously disclose to TOPAZ, if any).

          (e) Except for approvals by Governmental Authorities customarily obtained after the Closings, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority is required to authorize, or is otherwise required by any Governmental Authority in connection with, the valid execution and delivery by DHOPCO of this Agreement or the transfer of the Assets to TOPAZ, or the performance by DHOPCO of its other obligations hereunder.

          (f) DHOPCO has heretofore furnished to TOPAZ true and correct copies of all of the Contracts, and there are no contracts, agreements, instruments, or documents affecting the Assets other than the Contracts disclosed to or otherwise known by TOPAZ, if any. With respect to the Contracts: (i) all Contracts are in full force and effect; (ii) neither DHOPCO nor any of DHOPCO's Predecessors (if any) is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by DHOPCO, with respect to the terms of any Contract; (iii) to DHOPCO's Knowledge, no other party is in material breach or material default with respect to the terms of any Contract; and (iv) neither DHOPCO, nor, to DHOPCO's Knowledge, any other party to any Contract has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Contract or any provision thereof.

          (g) There are no material operations on the Lease under any of the Contracts with respect to which DHOPCO or any other Person has become a non-consenting party.

          (h) DHOPCO has not engaged any other financial advisor, broker, agent or finder (including, without limitation, TOPAZ, its principals/members or affiliates), or incurred any liability, contingent or otherwise, in favor of any other such Person relating to the transactions contemplated by this Agreement. Further, DHOPCO, its officers, directors and/or affiliates have not entered into any agreement, arrangement or understanding to exchange or deliver any additional consideration, monies or the like to, between and/or amongst TOPAZ, any of its individual officers, directors or shareholders or their directives or affiliates, which are not fully disclosed or identified within the body of this Agreement.

          (i)  There  are  no   bankruptcy,   insolvency,   reorganization,   or
arrangement proceedings pending, being contemplated by, or to DHOPCO' Knowledge, threatened against DHOPCO or any other Affiliate that controls DHOPCO.

     4.2 REPRESENTATIONS AND WARRANTIES OF TOPAZ. TOPAZ represents and warrants to DHOPCO as follows:

          (a) TOPAZ is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida (and is duly qualified to transact business in the State of Texas). TOPAZ has all requisite power and authority to own and operate its property and to carry on its business as now conducted.

          (b) As an entity, TOPAZ has full capacity, power, and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery, and performance by TOPAZ of this Agreement have been duly and validly authorized and approved by all necessary action of TOPAZ. This Agreement and the documents executed in connection herewith are, or upon their execution and delivery will be, the valid and binding obligations of TOPAZ and enforceable against TOPAZ in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) The execution, delivery, and performance by TOPAZ of this Agreement and the consummation of the transactions contemplated herein will not
(i) conflict with or result in a breach of any provision of the organizational documents of TOPAZ, (ii) result in a default or the creation of any Lien or give rise to any right of termination, cancellation, or acceleration under any of the terms of any note, bond, mortgage, indenture, license, or other agreement to which TOPAZ is a party or by which TOPAZ or any of its property may be bound, or
(iii) violate any order, writ, injunction, judgment, decree, or Law applicable to TOPAZ or its property.

          (d) There is no Claim by any Person or Governmental Authority (including, without limitation, expropriation or forfeiture proceedings), and no legal, administrative, or arbitration proceeding pending or, to TOPAZ's Knowledge, threatened against TOPAZ, or to which TOPAZ is a party, that reasonably may be expected to have a material adverse effect upon the ability of TOPAZ to consummate the transactions contemplated in this Agreement.

          (e) Except for approvals by Governmental Authorities customarily obtained after the Closing, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the valid execution and delivery by TOPAZ of this Agreement or the performance by TOPAZ of its obligations hereunder and thereunder.

          (f) TOPAZ has not engaged any other financial advisor, broker, agent or finder (including, without limitation, DHOPCO, its principals/members or affiliates), or incurred any liability, contingent or otherwise, in favor of any other such Person relating to the transactions contemplated by this Agreement. Further, TOPAZ, its officers, directors and/or affiliates have not entered into any agreement, arrangement or understanding to exchange or deliver any additional consideration, monies or the like to, between and/or amongst DHOPCO, any of its individual managers/members or their directives or affiliates, which are not fully disclosed or identified within the body of this Agreement.

          (g)  There  are  no   bankruptcy,   insolvency,   reorganization,   or
arrangement   proceedings  pending,   being  contemplated  by,  or,  to  TOPAZ's
Knowledge, threatened against TOPAZ or any Affiliate that controls TOPAZ.

          (h) TOPAZ is acquiring the Assets for its own account, for investment, and not with a view to, or for offer or resale in connection with, a distribution thereof (including, without limitation, the transfer of fractional undivided interests therein) within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or a distribution thereof in violation of any applicable securities Law. If, in the future, TOPAZ sells, transfers, or otherwise disposes of the Assets, or any portion thereof, or any fractional undivided interest therein, TOPAZ will do so in full compliance with any applicable securities Laws.

          (i) TOPAZ has reason to believe and does believe that it can timely and fully comply with all conditions and obligations to DHOPCO, as set forth in this Agreement.

     4.3 DISCLAIMERS. To the extent required by applicable Law to be operative, the disclaimers of certain warranties contained in this Section 4.3 are "conspicuous disclaimers" for purposes of any applicable Law. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND THE CONVEYANCE, TOPAZ AGREES THAT DHOPCO IS CONVEYING THE ASSETS WITHOUT REPRESENTATION, WARRANTY, OR INDEMNITY, EITHER EXPRESSED OR IMPLIED AT COMMON LAW, BY STATUTE, OR OTHERWISE (ALL OF WHICH DHOPCO HEREBY DISCLAIMS), RELATING TO (I) TITLE, (II) MERCHANTABILITY, DESIGN, OR QUALITY, OR (III) FITNESS FOR ANY PARTICULAR PURPOSE.

                                   ARTICLE V.
                              ACCESS; DUE DILIGENCE

     5.1 ACCESS TO RECORDS; TITLE DUE DILIGENCE AND CURATIVE. Prior to the Effective Time (and from and after the date of execution hereof), DHOPCO has and will make available to TOPAZ and its representatives, during normal business hours (and, if reasonably requested, such other times as TOPAZ may deem necessary to complete pre-Closing and/or further its ongoing due diligence within the time period provided herein) at Seller's offices, all books, records, documents, and information of every kind and character (including, without limitation, originals or photocopies, as available, of the Lease, the Contracts, the Permits and the Records in the possession of DHOPCO relating in any way to the Assets. DHOPCO has and shall also cause its employees, counsel, accountants, and other consultants to cooperate with and assist TOPAZ in connection with such due diligence review. Unless prohibited from doing so by confidentiality or other contractual arrangements between DHOPCO and third Persons, TOPAZ shall have the right to photocopy such books, records, documents, and information, or any portion thereof, at TOPAZ's expense. If TOPAZ requests information not in the possession of DHOPCO, DHOPCO shall use reasonable efforts to obtain the requested information, at TOPAZ's expense, from the applicable operators or other Persons. Notwithstanding anything contained in this Agreement to the contrary, TOPAZ has undertaken a complete and adequate analysis, investigation and review of any and all documentation and matters relating or pertaining to the Assets and acknowledges its full and complete understanding (and disclosure by DHOPCO) of all agreements, Contracts, Permits and other material matters affecting or relating or pertaining to the Assets and accepts such Assets with the full knowledge thereof (waiving any and all claims to the contrary).

     5.2 OPERATIONAL AND ENVIRONMENTAL ASSESSMENT. Prior to the execution of this Agreement, TOPAZ and its authorized representatives, at the sole cost, risk, and expense of TOPAZ or its representatives, as applicable, have conducted such on-site inspections, inventories, and assessments of the Assets (including, without limitation, the witnessing of well tests, the examination of well logs and other geological and geophysical data, and the performance of soil and water tests and other tests, inspections, examinations, investigations, and studies selected by TOPAZ), and interviewed such employees or contract personnel of DHOPCO, in each case as TOPAZ deems necessary to permit TOPAZ to prepare reserve engineering (if any) and other reports relating to, and assess the operational and environmental condition of, the Assets.

     5.3 ENVIRONMENTAL CONDITIONS.

          (a) As the result of the inspections, tests, examinations, investigations, and studies relating to the environmental status of the Assets conducted by TOPAZ prior to the execution hereof, TOPAZ has identified no Environmental Conditions requiring remedial action.

          (b) TOPAZ hereby accepts the Assets subject to such any remedied or unremedied Environmental Condition (if any) and assumes the resulting Environmental Liability for all purposes. TOPAZ further agrees to indemnify and hold DHOPCO harmless from any and all claims arising out of an Environmental Condition(s) on the lands comprising the Lease.

     5.4 MATTERS RELATING TO TITLE.

          (a) Prior to the date of execution of this Agreement, TOPAZ has conducted such examinations of DHOPCO's title to the Assets as TOPAZ deems necessary and, by virtue of such due diligence and prior discussions and disclosures, TOPAZ is thoroughly familiar with any and all known circumstances involving title to the Assets. As the result of such title examinations and related past title curative efforts (if any) of DHOPCO and TOPAZ agree to use reasonable commercial efforts to cure any and all defects (if any) at TOPAZ's sole cost, risk and expense. DHOPCO and TOPAZ shall pursue such curative efforts diligently and in good faith.

          (b) Notwithstanding the foregoing, DHOPCO shall have no liability to TOPAZ if, despite DHOPCO' and/or TOPAZ's reasonable commercial efforts pursued diligently and in good faith, DHOPCO and/or TOPAZ is/are unable to obtain whatever curative items or elements needed or requested by TOPAZ or in connection with a defect (if any) asserted by Topaz.

          (c) If an Asset (including, without limitation, a Contract) is subject to a preferential right to purchase, right of first refusal, right of first offer, or similar right that is exercised prior to the Closing for such Asset, or a third Person consent to assignment required to be obtained before the relevant Asset may be assigned and that is not obtained prior to the Closing for such Asset, TOPAZ shall not be deemed to have suffered a complete failure of title with respect to the affected Asset, such Asset shall not be excluded from the Assets conveyed to TOPAZ at Closing.

                                   ARTICLE VI.
                  OTHER MATTERS PRIOR TO AND FOLLOWING CLOSING

     6.1 ADDITIONAL LEASES. DHOPCO agrees to cooperate with TOPAZ in TOPAZ's pursuit of oil, gas and/or mineral leases involving undivided mineral interests in component tracts comprising the lands covered by the Lease, at the request of TOPAZ and at TOPAZ's reasonable expense.

     6.2 PUBLICITY. DHOPCO and TOPAZ shall consult with each other with regard to all press releases or other public or private announcements (if any) issued or made at or after the date of execution hereof concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable Laws or the applicable rules and regulations of any stock exchange (if any), neither DHOPCO nor TOPAZ shall issue any such press release or other publicity without the prior written consent of the other party, which shall not be unreasonably withheld.

     6.3 MAINTENANCE OF EXISTENCE. Until the final payment of all Considerations hereunder and contemplated herein, DHOPCO and TOPAZ shall each maintain its respective existence and its rights and franchises and procure the extension or renewal of any right, franchise, or privilege expiring as the result of the lapse of time.

     6.4 MUTUAL ASSURANCES. Subject to the terms of this Agreement, each Party will use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (a) cooperation in determining whether any action, approval, or waiver by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated by this Agreement; (b) cooperation in seeking and obtaining any such actions, approvals, waivers, or filings; and
(c) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

     6.5 NOTIFICATION OF CERTAIN MATTERS. Each Party shall give prompt notice to the other Party of (a) the occurrence or nonoccurrence of any event that would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to Closing (or within one year following the Closing), and (b) any material failure of such Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     6.6 DESIGNATION AS OPERATOR. Except as otherwise provided in herein or otherwise agreed by the Parties, DHOPCO shall remain as the contracted operator of all Assets conveyed by DHOPCO to TOPAZ at Closing until otherwise agreed between the Parties. DHOPCO shall act as operator pursuant to such existing or to-be-executed Operating Agreement as the Parties may, from time to time, implement.

     6.7 FINANCIAL MATTERS. To permit TOPAZ to perform the required audit of the revenues and direct operating expenses attributable to the Assets pursuant to SEC regulations, and notwithstanding anything contrary in this Agreement, DHOPCO, after Closing, shall afford to TOPAZ and TOPAZ's counsel, internal and independent auditors, and other authorized representatives, from and after the date of execution hereof, reasonable access (no later than two (2) Business Days after TOPAZ's request therefor) to DHOPCO's financial accounting books and records relating to the Assets conveyed by DHOPCO to TOPAZ at such Closing (including, without limitation, (a) joint interest billings for Working Interests by Lease and/or Well, (b) vendor invoices, (c) lease operating expense statements, (d) revenue database and records for distributions to Net Revenue Interest owners, (e) check stubs, cancelled checks, and other evidence of payments made, (f) vendor and joint interest owner correspondence, (g) AFEs for drilling, completion, workover, and other capital projects and reconciliations thereof against actual costs incurred, (h) filings, returns, and other materials relating to Property-Related Taxes, and (i) the Leases and the Contracts) for the calendar years ending December 31, 2005, through December 31, 2010, and the period beginning January 1, 2011, through the Closing Date. Such access shall include the right of TOPAZ to photocopy, at TOPAZ's expense, such financial accounting books and records and reasonable access during normal business hours to the independent auditors and consulting petroleum engineers of DHOPCO, at

TOPAZ's expense and on terms specified by such auditors and engineers, and the internal accounting, financial, engineering, and other personnel of DHOPCO who are knowledgeable about the Assets, as well as permission to contact vendors and joint interest owners (if any). TOPAZ shall cooperate with DHOPCO to minimize the disruption of DHOPCO's business and office operations as the result of TOPAZ's activities under this Section 6.8. Upon TOPAZ's request, DHOPCO shall provide a signed representative letter to TOPAZ's independent auditors confirming, to the Knowledge of DHOPCO, the accuracy of the financial and other data provided for such audit.

                                  ARTICLE VII.
                                     CLOSING

     7.1 CLOSING. The Closing shall be held at the offices of TOPAZ, at 1012 N. Masch Branch Road, Denton, Texas 76207-3640 (or via electronic or overnight physical courier as applicable) on the relevant Closing Date.

     7.2 ACTIONS AT CLOSING. At Closing, DHOPCO and TOPAZ shall take the following actions:

          (a) DHOPCO and TOPAZ shall each execute and deliver (i) the Assignment covering the Assets to be conveyed at such Closing, in sufficient counterparts to facilitate an eventual recording in the relevant jurisdiction.

          (b) TOPAZ shall deliver and pay unto DHOPCO the Cash Consideration and otherwise act to execute documents and facilitate the actions relative to the Stock Consideration, as set forth in Section 3.3 above.

          (c) DHOPCO shall deliver to TOPAZ a statement that satisfies the requirements of Treas. Reg. ss.1.1445-2(b)(2), certifying that DHOPCO is not a "foreign" Person for federal income tax purposes.

          (d) TOPAZ shall return any and all original promissory notes from DHOPCO (as cited in Exhibit E to this Agreement), marked "CANCELLED" (or the like).

          (e) DHOPCO and TOPAZ shall execute such other documents and take such other actions as are provided for elsewhere in this Agreement or as may be necessary to consummate the transactions contemplated herein to be consummated at such Closing.

     7.3 RECORDS. At any time after Closing, pursuant to TOPAZ's reasonable instructions and if not already delivered, DHOPCO shall deliver to TOPAZ the Records relating to the Assets conveyed at the relevant Closing. TOPAZ shall be entitled to all original Records affecting all of such Assets. Prior to the delivery thereof to TOPAZ, DHOPCO may make and retain, at its expense, copies of the Records for DHOPCO's use. TOPAZ agrees to maintain all original Records until the fifth (5th) anniversary of the relevant Closing Date (or such longer period of time as DHOPCO may request for those Records relevant for tax audit purposes), or, if any of such Records pertain to a Claim pending at such fifth anniversary date, until such Claim is finally resolved and the time for all appeals has been exhausted. TOPAZ will provide to DHOPCO reasonable access to the Records for purposes of obtaining information for the preparation of tax returns, financial statements, and other legitimate business purposes of DHOPCO.

                                  ARTICLE VIII.
                            SURVIVAL; INDEMNIFICATION

     8.1 SURVIVAL. All representations, warranties, covenants, agreements, and indemnities of DHOPCO and TOPAZ under this Agreement shall survive the Closing and the delivery of the Assignment, shall not be merged with or into the Assignment, and shall remain in force and effect as provided in this Section 8.1, as applicable, regardless of any investigation at any time made by or on behalf of DHOPCO or TOPAZ, or of any information that DHOPCO or TOPAZ may have with respect thereto. Such survival does not obligate any Party to make any further representation or warranty after the final Closing established pursuant to this Agreement, or to cause any representation or warranty made hereunder to remain true and correct after such final Closing Date.

     8.2 INDEMNITY AS SOLE REMEDY. Except to the extent otherwise provided elsewhere in this Agreement, the indemnity provided by each Party to the other under this Article VIII shall constitute the sole and exclusive remedy for such Party and its Indemnity Group after each Closing with respect to (a) the inaccuracy or breach of any representation or warranty made by the other Party hereunder in connection with the relevant Closing and (b) a breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement and made in connection with such Closing. Except as otherwise provided elsewhere in this Agreement and this Article VIII, each Party hereby waives any Claim arising under common law, any statute, or otherwise against the other Party arising from or out of the inaccuracy or breach of any representation or warranty made by the other Party hereunder or the breach or default in the performance by such other Party of any covenant or agreement of such other Party contained in this Agreement.

     8.3 INDEMNITIES OF TOPAZ. Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, TOPAZ shall indemnify and hold harmless DHOPCO and its Indemnity Group from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay to DHOPCO or its Indemnity Group any sum that DHOPCO or its Indemnity Group pays, or becomes obligated to pay, on account of: (a) any breach or default in the performance by TOPAZ of any covenant or agreement of TOPAZ contained in this Agreement or any document executed in connection herewith; (b) any breach of a warranty or an inaccurate or erroneous representation made by TOPAZ in this Agreement (provided, however, that for purposes of this Section 8.3, all qualifications relating to materiality contained in such representations and warranties shall be disregarded); and (c) all Assumed Liabilities.

     8.4 INDEMNITIES OF DHOPCO. Regardless of any investigation made at any time by or on behalf of any Party or any information any Party may have, and regardless of the presence or absence of insurance, DHOPCO shall indemnify and hold harmless TOPAZ and its Indemnity Group from and against any and all Claims and Liabilities caused by, arising out of, resulting from, or relating in any way to, and to pay TOPAZ or its Indemnity Group any sum that TOPAZ or its Indemnity Group pays or becomes obligated to pay, on account of: (a) any breach or default in the performance by any DHOPCO of any covenant or agreement of DHOPCO contained in this Agreement or any document executed in connection herewith; and (b) any breach of a warranty or an inaccurate or erroneous representation made by DHOPCO in this Agreement (provided, however, that for purposes of this Section 8.4, all qualifications relating to materiality contained in such representations and warranties shall be disregarded).

     8.5 LIMITATIONS ON INDEMNITIES.

          (a) Except as provided hereinafter, after the Closing Date, neither TOPAZ nor DHOPCO shall be entitled to seek indemnification from the other Party with respect to the inaccuracy or breach of any representation or warranty made by such Party hereunder unless the Party seeking indemnification gives written notice of the alleged breach or inaccuracy to the Party against whom enforcement is sought no later than the expiration of twelve (12) months after the Closing Date.

          (b) After the Closing Date, neither TOPAZ nor DHOPCO shall be entitled to seek indemnification from the other Party with respect to a breach or default in the performance by such Party of any covenant or agreement of that Party contained in this Agreement (including, without limitation, the provisions relating to taxes) unless the Party seeking indemnification gives written notice of the alleged breach or default to the Party from whom indemnification is sought on or before the one hundred eightieth (180th) day after the expiration of the statute of limitations applicable to the relevant breach or default.

     8.6 ASSERTION OF CLAIMS; NOTICES; DEFENSE; SETTLEMENT.

          (a) Upon the discovery by a Party entitled to indemnification under any provision of this Agreement (the "Indemnified Party") of facts believed to entitle such Party to indemnification hereunder, including the receipt by any such Party of notice of a Claim from any third Person, the Indemnified Party shall give prompt written notice of any such Claim to the Party obligated to provide the requested indemnification (the "Indemnifying Party"). Each such notice shall set forth the facts known to the Indemnified Party pertaining to the relevant Claim and shall specify the manner in which the Indemnified Party proposes to respond to such Claim.

          (b) Within ten (10) days after the receipt by the Indemnifying Party of such notice, the Indemnifying Party shall state in writing to the Indemnified
Party: (i) whether the Indemnified Party may proceed to respond to the Claim in the manner set forth in its notice, or (ii) whether the Indemnifying Party shall assume responsibility for and conduct the negotiation, defense, or settlement of the Claim, and if so, the specific manner in which the Indemnifying Party proposes to proceed. If the Indemnifying Party assumes control of the Claim, the Indemnified Party shall at all times have the right to participate in the defense thereof and to be represented, at its sole expense, by counsel selected by it. No such Claim shall be compromised or settled by either the Indemnifying Party or the Indemnified Party, as applicable, in any manner that admits liability on the part of the other Party or that might otherwise adversely affect the interest of such other Party without the prior written consent of such other Party, which consent will not be unreasonably withheld or delayed. As a condition precedent to indemnification under this Agreement, the Indemnified Party shall assign to the Indemnifying Party, and the Indemnifying Party shall become subrogated to, all rights and Claims, up to the amount of indemnification, of the Indemnified Party against third Persons arising out of or pertaining to the matters for which the Indemnifying Party shall provide indemnification. The amount of the Indemnified Party's Claim for indemnification shall be reduced by the amount of any insurance reimbursement paid to the Indemnified Party pertaining to the Claim.

     8.7 LIMITATION ON DAMAGES. For the breach or non-performance by any Party of any representation, warranty, covenant, or agreement contained in this Agreement, the liability of the obligor shall be limited to direct actual damages only, except to the extent that the obligee is entitled to specific performance or injunctive relief. AS BETWEEN THE PARTIES, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER DHOPCO NOR TOPAZ SHALL BE LIABLE TO THE OTHER PARTY AS THE RESULT OF A BREACH OR A VIOLATION OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, OR CONDITION CONTAINED IN THIS AGREEMENT FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS, OR OTHER BUSINESS INTERRUPTION DAMAGES, IN TORT, IN CONTRACT, UNDER ANY INDEMNITY PROVISION, ARISING BY OPERATION OF LAW (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY), OR OTHERWISE. WITH RESPECT TO CLAIMS BY THIRD PERSONS, A PARTY MAY RECOVER FROM THE OTHER PARTY ALL COSTS, EXPENSES, OR DAMAGES (INCLUDING, WITHOUT LIMITATION, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES), LOST PROFITS, AND OTHER BUSINESS INTERRUPTION DAMAGES IN ADDITION TO ACTUAL DIRECT DAMAGES PAID OR OWED TO ANY SUCH THIRD PERSON IN SETTLEMENT OR SATISFACTION OF CLAIMS AS TO WHICH THE RELEVANT PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     9.1 EXHIBITS. All exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement for all purposes. Each Party and/or its counsel has received a complete set of exhibits and schedules prior to and as of the date of execution of this Agreement.

     9.2 EXPENSES. Except as otherwise specifically provided herein, all fees, costs, and expenses incurred by TOPAZ and DHOPCO in negotiating this Agreement and in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs, and expenses. All required documentary, filing, and recording fees and expenses in connection with the eventual filing and recording of the Assignment (or its replacement) and other instruments required to convey title to the Assets to TOPAZ shall be borne by TOPAZ.

     9.3 PRORATION OF TAXES. Each Party shall assume responsibility for, and shall bear and pay, all federal income taxes, state income taxes, franchise taxes, and other similar taxes (including any applicable interest or penalties) incurred by or imposed upon such Party with respect to the transactions described in this Agreement. TOPAZ shall assume responsibility for, and shall bear and pay, all Transfer Taxes incurred or imposed with respect to the transfer of the Assets from DHOPCO to TOPAZ. TOPAZ shall further assume responsibility for (and, if applicable, reimburse DHOPCO for), and shall bear and pay, all Property-Related Taxes (including any applicable penalties and interest) based upon or measured by the ownership of the Assets or the receipt of proceeds therefrom, but exclusive of income taxes, and assessed against the Assets by any taxing authority for the period prior to the Effective Time. TOPAZ shall be responsible for, and shall bear and pay, all such Property-Related Taxes assessed against the Assets by any taxing authority for any period that begins on or after the Effective Time (but inclusive of the entirety of 2010 and thereafter). For purposes of this Agreement, the foregoing prorations of Property-Related Taxes (or lack thereof) shall be accomplished (if needed) as an adjustment to the Consideration and, in the case of ad valorem and other property taxes, shall be based upon the ad valorem and other property taxes actually assessed against the Assets for the applicable tax year, or, in the absence of such assessments, the ad valorem and other property taxes actually assessed against the Assets for 2010. In the event of a conflict between the terms of this Section 10.3 and any other provision of this Agreement, the terms of this Section 10.3 shall govern and control.

     9.4 ASSIGNMENT. Neither DHOPCO nor TOPAZ shall assign this Agreement, except to an Affiliate of the assigning Party by assignment, transfer of equity, merger, reorganization, or consolidation, without the prior written consent of the non-assigning Party, which shall not be unreasonably withheld or delayed. Any such assignment of rights shall provide for the assumption by the transferee of the obligations of the assigning Party under this Agreement. No assignment of any rights hereunder shall relieve the assigning Party of any obligations or responsibilities hereunder. Upon the assumption by such a transferee of the obligations of the assigning Party under this Agreement, such transferee shall become primarily liable for all such obligations assumed. Notwithstanding any such assumption, however, if such a transferee fails to perform any of the obligations thus assumed, the assigning Party shall remain liable for the performance thereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     9.5 NOTICES. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or by telex, e-mail or facsimile transmission
(provided any such telegram, telex, or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to TOPAZ:
------------
Topaz Resources, Inc.
1012 N. Masch Branch Road
Denton, Texas 76207-3640
Attention:  Mr. Bill A. Williamson and Mr. Edward J. Munden
Telephone No.: (940) 243-1122
Facsimile No.: (940) 243-8643
E-mail: tmunden@topazresourcesinc.com

If to DHOPCO:
-------------
Dark Horse Operating Co., L.L.C.
P.O. Box 2184 Denton, Texas 76202-2184
Attention:  Mr. Robert P. Lindsay and Mr. S. Rand Stinnett
Telephone No.: (940) 243-3038
Facsimile No.: (940) 243-8643
E-mail: lindsayroberttx@msn.com and rstinnett@usa.net

Any notice given in accordance herewith shall be deemed to have been given on the Business Day when delivered to the addressee in person or by telex, facsimile, or bonded overnight courier; provided, however, that if any such notice is received after normal business hours, the notice will be deemed to have been given on the next succeeding Business Day. Any Party may change the address, telephone number, and facsimile number to which such communications to such Party are to be addressed by giving written notice to the other Party in the manner provided in this Section 9.5.

     9.6 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the Parties.

     9.7 WAIVER; RIGHTS CUMULATIVE. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of DHOPCO or TOPAZ, or their respective officers, employees, agents, or representatives, or any failure by DHOPCO or TOPAZ to exercise any of its rights under this Agreement, shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of DHOPCO and TOPAZ under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

     9.8 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR

INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS IN DENTON COUNTY, TEXAS.

     9.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.10 ARBITRATION.

          (a) Any disagreement, difference, or dispute among the Parties provided in this Agreement to be resolved by arbitration shall be resolved pursuant to arbitration according to the procedures set forth in this Section
9.10. Either Party may commence an arbitration proceeding hereunder by giving written notice to the other Party. No later than five (5) Business Days after the delivery of the notice commencing the arbitration proceeding, DHOPCO and TOPAZ shall each select an arbitrator. Promptly following their selection, the arbitrators selected by Seller and Buyer jointly shall select a third arbitrator. All arbitrators selected under this Agreement shall have at least eight (8) years of professional experience in the oil, gas, or accounting industries, as applicable, and shall not previously have been employed by either Party and shall not have a direct or indirect interest in either Party or the subject matter of the arbitration. The arbitration hearing shall commence as soon as is practical, but in no event later than thirty (30) days after the selection of the third arbitrator. If any arbitrator selected under this Section 9.10(a) should die, resign, or otherwise be unable to perform his duties hereunder, a successor arbitrator shall be selected pursuant to the procedures set forth in this Section 9.10(a).

          (b) The arbitrators shall settle all disputes in accordance with the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, to the extent that such Rules do not conflict with the terms of such Act or the terms of this Agreement. Any arbitration hearing shall be held in Denton, Denton County, Texas. The decision of the arbitrators shall be final and binding on the Parties and, if necessary, may be enforced in any court of competent jurisdiction. The Law governing all such disputes shall be the Laws of the State of Texas, including, without limitation, the Uniform Commercial Code as in effect in the State of Texas, as the same may be amended from time to time, but without regard to conflicts of laws principles. The fees and expenses of the arbitrators shall be shared one-half by DHOPCO and one-half by TOPAZ. Any payment to be made as the result of any dispute resolved by arbitration hereunder shall be accomplished pursuant to the Final Settlement Statement, with the final payments due thereunder being deferred until the arbitrators have rendered their decisions on all matters to be resolved by arbitration hereunder.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. This Agreement may be executed by the Parties in different locations and shall become binding upon both Parties upon the exchange by the Parties of executed signature pages by facsimile; provided, however, that no later than five (5) Business Days after such execution hereof by facsimile, the Parties shall have executed and delivered each to the other a fully executed original counterpart of this Agreement.

     IN WITNESS WHEREOF, DHOPCO and TOPAZ have executed this Agreement on the dates set forth below.

                                     DHOPCO:

                                     DARK HORSE OPERATING CO., L.L.C.


                                     By: /s/ S. Rand Stinnett
                                         ---------------------------------------
                                         S. Rand Stinnett, Manager

                                     DATE:
                                           -------------------------------------

SIGNATURE PAGE FOR TOPAZ PETROLEUM, INC., TO ASSET PURCHASE AND SALE AGREEMENT, DATED AS OF APRIL 12, 2011, BETWEEN DARK HORSE OPERATING CO., L.L.C., AS SELLER, AND TOPAZ RESOURCES, INC., AS BUYER.

                                     TOPAZ:

                                     TOPAZ RESOURCES, INC.

                                     By: /s/ Edward J. Munden
                                         ---------------------------------------
                                         Edward J. Munden,
                                         Its Chief Executive Officer & President

                                     By: /s/ Bill A. Williamson
                                         ---------------------------------------
                                         Bill A. Williamson,
                                         Its Vice President

                                     DATE:
                                          --------------------------------------

                                  SCHEDULE 1.1

                                  DEFINED TERMS

     In addition to specific terms defined elsewhere in the Agreement, the following terms and expressions (if used in this Agreement) shall have the meanings set forth hereinafter:

     "Affiliate" means, with respect to a Party, any Person that directly or indirectly controls, is controlled by, or is under common control with, the relevant Party. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management, or otherwise through formal or informal arrangements or business relationships.

     "Assumed Environmental Liabilities" means, collectively, ALL CLAIMS AND LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS AND LIABILITIES RELATING TO ENVIRONMENTAL CONDITIONS THAT BECOME "ASSUMED ENVIRONMENTAL LIABILITIES" BY OPERATION OF SECTION 4.3(C), ARISING OUT OF, RESULTING FROM, OR RELATING IN ANY WAY TO THE EXISTENCE OF AN ENVIRONMENTAL CONDITION ON OR RELATING TO ONE OR MORE ASSETS CONVEYED BY DHOPCO TO TOPAZ PURSUANT HERETO (INCLUDING, WITHOUT LIMITATION, CLAIMS AND LIABILITIES FOR INJURY TO OR DEATH OF ANY PERSON, PERSONS, OR OTHER LIVING THINGS, OR LOSS OR DESTRUCTION OF OR DAMAGE TO PROPERTY OCCURRING AS THE RESULT THEREOF), REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION IS KNOWN, ANTICIPATED, OR SUSPECTED AS OF THE POSSESSION TIME FOR THE RELEVANT ASSET, OR RESULTS, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR STRICT LIABILITY OF DHOPCO OR ITS AFFILIATES, EMPLOYEES, AGENTS, OR REPRESENTATIVES, AND REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITION, OR THE ACTS, OMISSIONS, EVENTS, OR CONDITIONS GIVING RISE THERETO AROSE, OCCURRED, OR EXISTED BEFORE, AT, OR AFTER THE EFFECTIVE TIME FOR THE RELEVANT ASSET.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Dallas or Denton, Texas, are required or authorized by Law to be closed.

     "Casualty Event" means (a) any fire, explosion, accident, earthquake, act of the public enemy, act of God, or other similar event or occurrence that results in damage to or the destruction of any Asset, and (b) any taking of any Asset by condemnation or under the right of eminent domain.

     "Central Time" means Central Standard Time or Central Daylight Savings Time, as in effect in Denton, Texas, on the date in question.

     "Claims", for purposes of this Agreement, means any and all claims, demands, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, actions (whether judicial, administrative, or arbitrational), causes of action, suits, and controversies.

     "Closing" means, for each Asset conveyed by DHOPCO to TOPAZ pursuant hereto, the consummation of the transactions contemplated in this Agreement, with respect to such Asset.

     "Closing Date" means, for each Asset conveyed by DHOPCO to TOPAZ pursuant thereto, the date on which the Closing occurs with respect to such Asset, determined in accordance with Section 2.2.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Contracts" means all seismic or other exploration agreements; farm-in, farm-out, and participation agreements; dry hole, acreage contribution, and bottom hole agreements; partnership, joint venture, and similar agreements; Hydrocarbon purchase, sale, exchange, gathering, storage, transportation, and marketing agreements; acquisition agreements; operating agreements; area of interest agreements; balancing agreements; pooling, communization, and unitization agreements; processing, fractionation, condensate removal and handling, dehydration, treatment, and separation agreements; saltwater, water, and waste injection and disposal agreements; options; service agreements; communications, facilities, and equipment leases and licenses, to the extent transferable; and other contracts, agreements, and rights owned by Seller, in whole or in part, or to which DHOPCO is a party, to the extent that they are (i) appurtenant to or affect the properties and rights comprising the Assets, or
(ii) used or held for use in connection with the use, ownership, or operation thereof.

     "Conveyance"   means  the   Assignment,   Bill  of  Sale,   and  Conveyance
substantially in the form attached hereto as Exhibit B.

     "Effective Time" means 7:00 a.m., Central Time, on April 12, 2011.

     "Environmental Contaminants" means "hazardous substances" and "pollutants or contaminants", as those terms are defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), petroleum, including any fraction thereof," and "natural gas, natural liquids, liquefied natural gas, or synthetic gas usable for fuel" as those terms are used in
Section 101 of CERCLA, any "solid or hazardous waste" as those terms are defined or used in the Resource Conservation and Recovery Act, and any wastes regulated by applicable rules of the Railroad Commission of Texas. The term also includes naturally occurring radioactive material ("NORM") concentrated, disposed of, released or present on, resulting from, or in association with Hydrocarbon activities.

     "Environmental Condition" means: (a) any event or condition (including, without limitation, any Release) with respect to air, land, soil, surface, subsurface strata, surface water, ground water, or sediment that causes the Assets to become subject to (or their owner or operator to have Liability or be potentially liable for) any removal, remediation, or response action under, or not be in compliance with, any Environmental Law or any Permit pursuant to any Environmental Law; (b) the existence of any written or oral Claim pending or threatened that reasonably may be expected to subject the Assets or the owner or the operator of the Assets to liability in favor of any Governmental Authority as the result of the alleged violation by such owner or operator or any other Person of any Environmental Law as it pertains to the Assets or the existence of any event or condition on the Assets described in this definition; (c) the failure of the Assets to be in compliance, or the owner or operator of the Assets to comply, in each case in all material respects with all applicable Environmental Laws with respect to the Assets; (d) the failure of the owner or operator of the Assets to obtain or maintain in full force and effect any Permit required under applicable Environmental Laws with respect to the Assets; or (e) any event or condition described in the preceding clauses (a), (b), (c), and (d) that results, or could reasonably be expected to result, in Liability to any Governmental Authority for any removal, remediation, or response action, or any other Person for injury to or death of any Person, Persons, or other living thing, or damage, loss, or destruction of property located on the Assets. An event or circumstance that results in the inaccuracy or breach of the representations and warranties contained in Section 3.1(d)(iii) or Section 3.1(j) (insofar only as such representation and warranty relates to environmental matters) shall constitute an Environmental Condition. The term "Environmental Condition" includes, without limitation, any release, disposal, spilling, leaking, pouring, emission, emptying, discharge, injection, escape, transmission, leaching, or dumping (collectively, a "Release"), or any threatened Release, of any Environmental Contaminants from, or related in any way to the use, ownership, or operation of, the Assets that has not been remedied in accordance with all applicable Environmental Laws.

     "Environmental Laws" means all applicable Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, and the Oil Pollution Act of 1990, the Texas Solid Waste Disposal Act, and applicable rules of the Texas Railroad Commission relating to the management or disposal of oilfield waste, in each case as amended from time to time) relating to the protection of the public health, welfare, and environment, worker protection, emergency planning, and/or a community's right to know, including, without limitation, those Laws relating to the storage, handling, and use of chemicals and other hazardous materials, those relating to the Release, generation, processing, treatment, storage, transportation, disposal, or other management of waste materials of any kind, those relating to the protection of environmentally sensitive areas, and employee health and safety.

     "Governmental Authority" means any governmental or quasi-governmental federal, state, provincial, county, city, or other political subdivision of the United States, any foreign country, or any department, bureau, agency, commission, court, or other statutory or regulatory body or instrumentality thereof.

     "Indemnity Group" means, for either Party, the Affiliates, officers, directors, managers, members, partners, employees, agents, and representatives of the relevant Party.

     "Knowledge", means (a) with respect to either Party, knowledge of those matters of which the relevant Party is charged with constructive notice under applicable Law, (b) with respect to TOPAZ, the actual knowledge of the current directors and officers of TOPAZ, and (c) with respect to DHOPCO, the actual knowledge of the current managers and/or officers of DHOPCO.

     "Laws" means all constitutions, laws, statutes, ordinances, rules, regulations, orders, and decrees of the United States, any foreign country, and any local, state, provincial, or federal political subdivision or agency thereof, as well as all judgments, decrees, orders, and decisions of courts having the effect of law in each such jurisdiction, including, without limitation, all Environmental Laws.

     "Liabilities" means, for purposes of this Agreement, any and all losses, judgments, damages, liabilities, injuries, costs, expenses, interest, penalties, taxes, fines, obligations, and deficiencies. As used herein, the term "Liabilities" includes, without limitation, reasonable attorneys' fees and other costs and expenses of any Party receiving indemnification hereunder incident to the investigation and defense of any Claim that results in litigation, or the settlement of any Claim, or the enforcement by any Party receiving indemnification hereunder of the provisions of Article IX, as applicable.

     "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to grant any of the foregoing), any conditional sale or title retention agreement, any lease in the nature thereof, or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Net Revenue Interest" means, with respect to the Lease and Well, the interest in and to all Hydrocarbons produced and saved from or attributable to the Lease(s) on which such Well is located, after giving effect to all valid royalties, overriding royalties, production payments, net profits interests, carried interests, reversionary interests, and other similar interests constituting burdens upon, measured by, or payable out of Hydrocarbons produced and saved from or attributable to such Lease(s) and Wells.

     "Parties" means, collectively, DHOPCO and TOPAZ.

     "Permits" means the permits, licenses, authorizations, certificates, registrations, or other approvals (other than permits and licenses constituting Real Property Interests) granted by any Governmental Authority that pertain or relate in any way to the Assets, described more particularly on Exhibit E.

     "Person" means any individual, corporation, limited liability company, partnership, trust, unincorporated organization, Governmental Authority, or any other form of entity.
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     "Property-Related Taxes" means any and all ad valorem, property, severance, generation, conversion, Btu or gas, transportation, utility, gross receipts, privilege, consumption, excise, lease, transaction, and other taxes, franchise fees, governmental charges or fees, licenses, fees, permits, and assessments, or increases therein, and any interest or penalties thereon, other than Transfer Taxes and taxes based on or measured by net income or net worth.

     "SEC"  means  the   Securities   Exchange   Commission   or  any  successor
Governmental Authority.

     "Transfer  Taxes" means any sales,  use, stock,  stamp,  document,  filing,
recording,   registration,   and  similar  tax  or  charge,  including,  without
limitation, any interest or penalties thereon.

     "Working Interest" means, with respect to each Lease or Well, the interest of DHOPCO that is burdened with the obligation to bear and pay costs of operations on or in respect of such Lease or Well.
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